Exhibit 10.12

SOLUNA HOLDINGS, INC.

2021 Amended and Restated Stock Incentive Plan

Option Agreement

This Option Agreement (this “Agreement”) for the award of an Option, pursuant to the Soluna Holdings, Inc. 2021 Amended and Restated Stock Incentive Plan, as amended and in effect from time to time (the “Plan”), is made as of date set forth below (the “Grant Date”), by and between Soluna Holdings, Inc. (the “Company”) and the individual identified below the optionee (the “Optionee”). Initially capitalized terms not otherwise defined in this Agreement shall have the meanings given to those terms in the Plan. The Terms and Conditions attached hereto are also a part hereof.

Name of the Optionee:
Grant Date:
Number of shares of the Company’s Common Stock (the “Option Shares”) available pursuant to the Option granted pursuant to this Agreement:
Exercise Price:
Grant Type:	Nonstatutory Option
Vesting Schedule:
Date of expiration of option (“Expiration Date”)

SOLUNA HOLDINGS, INC.

Signature of Optionee	By:
Name:
[Name		Title:
Address]

SOLUNA HOLDINGS, INC.

Option Agreement – Terms and Conditions

Soluna Holdings, Inc. (the “Company”) agrees to award to the Optionee, and the Optionee agrees to accept from the Company, and Option for the number of Option Shares specified on the cover page hereof, on the following terms:

1.           Grant Under Plan. Option Agreement (the “Agreement”) is made pursuant to and is governed by the Company’s Amended and Restated 2021 Stock Incentive Plan, as amended and in effect from time to time (the “Plan”). Capitalized terms used in this Agreement (including, but not limited to, the cover page hereof) but not defined herein have the respective meanings specified in the Plan or the Employment Agreement, as applicable.

2.           Term and Exercisability of Option. This Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date shown on the cover page hereof, unless the Option expires earlier pursuant to this Section 2 or any provision of the Plan. At any time before its expiration, this Option may be exercised to the extent vested, as shown on the cover page hereof, provided that:

(a)         the Optionee’s Business Relationship must be in effect on a given date in order for any scheduled increment in vesting, as set forth in the Vesting Schedule shown in on the to become effective;

(b)         this Option may not be exercised after following the date of termination of the Business Relationship between the Optionee and the Company;

(c)         in the event the Business Relationship is terminated for any reason (whether voluntary or involuntary), (i) the Optionee’s right to vest in the Option will, except as explicitly provided by the Committee or the Board, terminate as of the date of termination of the Business Relationship (and such right shall not be extended by any notice period mandated under local law), (ii) the Optionee’s continuing right (if any) to exercise the Option after termination of the Relationship will be measured from the date of termination of the Business Relationship (and such right will not be extended by any notice period mandated under local law) and (iii) the Committee or the Board shall have the exclusive discretion to determine when the Business Relationship has terminated for purposes of this Option (including determining when the Optionee is no longer considered to be providing active service while on a leave of absence).

For purposes of this Section 2, (i) the term “Company” refers to the Company and its subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) and (ii) “Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director, consultant or advisor. For purposes hereof, a Business Relationship shall not be considered as having terminated during any military leave, sick leave, or other leave of absence if approved in writing by the Company and if such written approval, or applicable law, contractually obligates the Company to continue the Business Relationship of the Optionee after the approved period of absence (an “Approved Leave of Absence”). In the event of an Approved Leave of Absence, vesting of Options shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company’s written approval of the leave of absence that specifically refers to this Agreement. A Business Relationship shall also include a consulting arrangement between the Optionee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this Agreement.

It is the Optionee’s responsibility to be aware of the date that the Option expires.

(d)         Acceleration. The Committee or Board may at any time provide that all or any portion of this Option awarded pursuant to this Agreement shall become free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs.

(e)         Notwithstanding the other sections of this Section 2, if there is a Change of Control (as defined herein), all remaining unvested portions of this Option award shall be immediately vested upon the Change of Control.  “Change in Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

3.           Method of Exercise. Prior to its expiration and to the extent that the right to purchase Option Shares has vested hereunder, this Option may be exercised in whole or in part from time to time by notice provided in a manner consistent with the requirements of Section 5(d) of the Plan, accompanied by payment in full of the Exercise Price by means of payment acceptable to the Company in accordance with Section 5(f) of the Plan.

As soon as practicable after its receipt of notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), (a) deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such Option Shares out of theretofore authorized but unissued shares or treasury shares of its Common Stock as the Company may elect or (b) issue shares of its Common Stock in book entry form; provided, however, that the time of delivery or issuance may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law; and provided, further, that any Option Shares delivered or issued shall remain subject to any applicable securities laws or trading restrictions imposed pursuant to the terms of this Agreement and the Plan.

If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the Option Shares specified in the notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such Option Shares not paid for may be terminated by the Company.

4.           Withholding Taxes. The Company may withhold any and all applicable taxes, as required connection with the grant and/or exercise of the Option by the Optionee, as provided in Section 10(e) of the Plan.

5.           Non-assignability of Option. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution or as permitted by the Committee or the Board in its discretion pursuant to the terms of the Plan. During the life of the Optionee, this Option shall be exercisable only by him or her, by a conservator or guardian duly appointed for him or her by reason of the Optionee’s incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel.

6.           Compliance with Securities Act; Lock-Up Agreement. The Company shall not be obligated to sell or issue any Option Shares or other securities pursuant to the exercise of this Option unless the Option Shares or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state or provincial securities laws/any applicable securities laws. In the event Option Shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such Option Shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of Option Shares upon exercise of this Option, he or she will execute an agreement in a form acceptable to the Company to the effect that the Option Shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

7.           Legends. The Optionee hereby acknowledges that the stock certificate or certificates (or entries in the case of book entry form) evidencing Option Shares or other securities issued pursuant to any exercise of this Option may bear a legend (or provide a restriction) setting forth the restrictions on their transferability described in Section 6 hereof, if such restrictions are then in effect.

8.           Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares until the date of issuance of a stock certificate (or appropriate entry is made in the case of book entry form) to him or her for such Option Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued (or appropriate entry is made in the case of book entry form).

9.           Effect upon Employment and Performance of Services. Nothing in this Agreement or the Plan shall be construed to impose any obligation upon the Company or any affiliate to employ or utilize the services of the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

10.         Time for Acceptance. Unless the Optionee shall evidence his or her acceptance of this Option by electronic or other means prescribed by the Committee or the Board within sixty (60) days after its delivery, the Option shall be null and void (unless waived by the Committee or the Board).

11.         Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.         Nature of Award. By accepting this Option, the Optionee acknowledges, understands and agrees that:

(a)         the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan and this Agreement;

(b)         the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan or benefits in lieu of Plan awards, even if Options or other Plan awards have been granted in the past;

(c)         all decisions with respect to future Option grants or Plan awards will be at the sole discretion of the Committee or the Board;

(d)         he or she is voluntarily participating in the Plan;

(e)         the future value of Option Shares underlying the Option is unknown and cannot be predicted with certainty;

(f)          if the Option Shares do not increase in value, the Option, as measured by the difference between the Fair Market Value of the Option Shares and the Grant Price, will have no value;

(g)         if the Optionee exercises the Option and acquires Option Shares, the value of such Option Shares may increase or decrease in value;

(h)         if the Optionee resides and/or works outside the United States, the following additional provisions shall apply:

(i)          the Option and any Option Shares acquired under the Plan do not replace any pension or retirement rights or compensation;

(ii)         the Option and any Option Shares acquired under the Plan (including the value attributable to each) do not constitute compensation of any kind for services of any kind rendered to the Company and/or any Subsidiary thereof and are outside the scope of the Optionee’s employment contract, if any;

(iii)        the Option and any Option Shares acquired under the Plan (including the value attributable to each) are not part of normal or expected compensation or salary, including, but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, service awards, pension or retirement or welfare benefits or similar payments unless such other arrangement explicitly provides to the contrary;

(iv)        no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a termination of the Business Relationship for any reason and in consideration of the grant of the Option, the Optionee irrevocably agrees never to institute a claim against the Company and/or any Subsidiary, waives his or her ability to bring such claim and releases the Company and/or its Subsidiaries from any claim; if, notwithstanding the foregoing, such claim is allowed by a court of competent jurisdiction, then by accepting this Option, the Optionee is deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i)          the Company shall not be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States dollar that may affect the value of the Option or any amounts due pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon settlement.

13.         Section 409A of the Internal Revenue Code. The Options granted hereunder are intended to avoid the potential adverse tax consequences to the Optionee of Section 409A of the Internal Revenue Code of 1986, as amended, and the Committee or the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

14.         General Provisions.

(a)         Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan, this Agreement and applicable law, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee, to the extent permitted by applicable law. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance. The Optionee shall have the right to receive, upon request, a written confirmation from the Company information set forth in the table on the cover page of this Agreement.

(b)         Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)         Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(c)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law.

(d)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(e)  Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(f)  Data Privacy. By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Optionee: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section 13(f), the term “Company” refers to the Company, its Subsidiaries and any other affiliate.

(g)  Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth on the cover page of this Agreement or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

EXHIBIT A

Soluna Holdings, Inc. Amended and Restated 2021 Stock Incentive Plan

Attached